Exhibit 99.1

Mobiquity Technologies Announces Strategic Collaboration with MW Political for Advanced Political Advertising Solutions

NEW YORK, May 22, 2024 (GLOBE NEWSWIRE) -- Mobiquity Technologies, Inc. (OTC: MOBQ) (the “Company”), a leading provider of next-generation data intelligence and advertising technology solutions, announces a strategic collaboration with MW Political, leveraging our combined expertise in political data and advertisements across Connected TV (CTV) and Over-The-Top (OTT) platforms. This collaboration marks a significant milestone in delivering advanced digital advertising solutions in the political arena.

The collaboration has already paved the way for substantial business opportunities. Beginning mid-July 2024, based upon contracts received by MW Political, together we anticipate launching new political advertising campaigns valued at an estimated $7 million dollars over the next four years. These campaigns, spearheaded by our esteemed partners at MW Political, have garnered official endorsement from requisite authorities, ensuring robust and sustained engagement.

Regan Kirkby, SVP of Media Planning and Services at MW Political states, “Furthermore, an agreement has been solidified with a prominent Political Action Committee (PAC), earmarking a $5 million budget for this year's electoral endeavors across two pivotal battleground states. We foresee 60-70% of this allocation being directed towards Mobiquity’s digital endeavors, commencing in June 2024, underscoring the significance and effectiveness this collaboration brings to the modern political advertising landscape."

"We are excited about the future prospects this collaboration brings," said Dean Julia, CEO for Mobiquity Technologies. "Our expertise in political data and advertising, combined with MW Political's innovative AI-driven solutions, will empower our clients to achieve unparalleled success in their campaigns."

Mobiquity Technologies remains committed to pushing the boundaries of digital advertising, and this collaboration is a testament to our ongoing dedication to innovation and excellence in the political advertising space.

About Mobiquity Technologies

Mobiquity Technologies, Inc. (OTC: MOBQ) is a next-gen, Platform-as-a-Service (PaaS) company in the advertising and data technology sector. It boasts a vast audience database accessible to marketers and advertisers, thanks to its subsidiaries. Its platforms, Advangelists, Mobiquity Networks, AdHere and MobiExchange, offer innovative programmatic advertising technologies and insights into consumer behavior, along with automated ad management and multi-channel delivery capabilities. For more details, visit the Mobiquity Technologies website.

About MW Political

MW Political is a cutting-edge technology company specializing in AI-driven solutions for digital advertising. Our innovative platform provides clients with advanced tools for optimizing their advertising campaigns, ensuring maximum efficiency and engagement.

Safe Harbor Statement
This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

Mobiquity Technologies, Inc. Investor Relations:

Columbia Marketing Group
Email: john@TheColumbiaMarketingGroup.com
Phone: 646-736-1900